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                                                                     EXHIBIT 18
                     Certain information has been omitted
                    from this exhibit pursuant to a request
                          for confidential treatment.
                    Asterisks (*) indicate the location of
                           such omitted information.
                        A complete copy of this exhibit
                      has been filed separately with the
                      Securities and Exchange Commission.

                                    Walenda
                        Organizational Transition Plan
               Draft #2-This reflects discussion on 1/18/00 with
                 J. Wolfe, Bill Eichar, G. Conte and D. Owens
                 Changes are bolded, underlined and in italics
                                    1/18/00

   Over the next 3-6 months Kraft will be doing an assessment as to how best to integrate the business into Kraft. (*)

   (*)

Objective:

   Provide for an orderly and effective transition of Walenda (*) by retaining the Walenda workforce and keeping them focused on the business through the transition period.

Assumptions:

(*)

 . Walenda employees salaries frozen according to 11/15/99 excel worksheet with the exception that the following employees would receive a 10% base salary increase effective 1/1/00: J. Wolfe, T. Flahie, R. LaRue, P. Lee, R. Lamb

 . Within the guidelines provided, employees need to maintain performance standard and work until a release date designated by Kraft

 . Non compete clause covers the business category of nutritional and dietary food bars and drink products

 . All severance payments or consulting agreements for T. Flahie, J. Wolfe, R.
  Lamb are contingent upon the employee signing a separation agreement containing a non compete clause and appropriate release

 . All severance payments to other employees are contingent upon them signing a separation agreement and appropriate release

 . A separate 3 year non compete agreement would be signed by T. Davidson

Retention and Severance Programs:

Tom Flahie-CFO, VP Finance & Administration (The following provisions will apply to Tom Flahie only if Kraft moves Walenda out of Santa Barbara, California. If Kraft maintains operations in California we would explore continued employment status with Tom Flahie. The specifics of the position would be discussed at a later date.)

Transition Role:

 . Deliver business plan

 . Lead organization transition (*)

 . Assist in handling external relationships

 . Maintain organizational morale and focus

 . Provide operational expertise and consulting services

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Transition Terms:

 . Actively employed on payroll until the end of 2000

 . 6 months severance pay, benefit continuation, outplacement assistance

 . Jan. 1, 2001-Dec. 31, 2002 consulting agreement; $1,000/day plus per diem expenses; minimum 10 days per year

 . 3 year non compete

 . Participation in performance incentive plan for 2000. Plan will pay 12 months incentive, on the basis of current Balance Bar annual incentive plan design, business objectives to be determined by Kraft.

 . Sixty days notice if agreement is terminated by employee

Jim Wolfe-CEO/PRESIDENT

Transition Role:

 . Deliver business plan

 . Lead organization transition (*)

 . Assist in handling external relationships

 . Maintain organizational morale and focus

 . Provide operational expertise and consulting services

Transition Terms:

 . Actively employed on payroll until the end of 2000

 . 6 months severance pay, benefit continuation, outplacement assistance

 . Jan. 1, 2001-Dec. 31, 2002 consulting agreement; $1,000/day plus per diem expenses; minimum 10 days per year

 . 3 year non compete

 . Participation in performance incentive plan for 2000. Plan will pay 12 months incentive, on the basis of current Balance Bar annual incentive plan design, business objectives to be determined by Kraft.

 . Sixty days notice if agreement is terminated by employee

Dick Lamb-EVP

Transition Role:

 . Deliver business plan

 . Lead organization transition (*)

 . Assist in handling external relationships

 . Maintain organizational morale and focus

 . Provide operational expertise and consulting services

Transition Terms:

 . Will remain on payroll at least until Oct. 1st 2000

 . From Oct. 1st 2000 until Dec. 31st, 2002 consulting agreement; $1,000/day plus per diem expenses; minimum 3 days in 2000 and minimum 20 days in 2001 and 2002

 . 3 year non compete

 . Participation in performance incentive plan for 2000. Plan will pay 12 months incentive, on the basis of current Balance Bar annual incentive plan design, business objectives to be determined by Kraft.

 . Sixty days notice of agreement is terminated by employee

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

Thomas R. Davidson-Chairman of the Board

Transition Terms:

 . 3 year non compete

Director level employees (n=10-12, individuals to be approved by Kraft)

Transition Role:

 . Deliver business plan

 . Lead organization transition (*)

 . Retain key staff members

 . Maintain organizational morale and focus

 . Provide operational expertise and consulting services

Transition Terms:

 . (*)

 . (*) months severance pay, benefit continuation, outplacement assistance

 . 1 year non compete

 . Participation in performance incentive plan for 2000. Plan will pay 12 months incentive, on the basis of current Balance Bar annual incentive plan design, business objectives to be determined by Kraft.

All remaining full time employees

Transition Terms:

 . (*)

 . (*) months severance pay, benefit continuation, outplacement assistance

 . Participation in performance incentive plan for 2000. Plan will pay 12 months incentive, on the basis of current Balance Bar annual incentive plan design, business objectives to be determined by Kraft.

 . Competent and ethical professional standards required.

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